Exhibit 99.1

1Q 2026

SmartFinancial Announces Results for the First Quarter 2026

KNOXVILLE, TN – April 20, 2026 - SmartFinancial, Inc. ("SmartFinancial" or the "Company"; NYSE: SMBK), today announced net income of $13.7 million, or $0.81 per diluted common share, for the first quarter of 2026, compared to net income of $11.3 million, or $0.67 per diluted common share, for the first quarter of 2025, and compared to prior quarter net income of $13.7 million, or $0.81 per diluted common share.

Highlights for the First Quarter of 2026

●	Operating earnings[1] of $13.7 million, or $0.81 per diluted common share
●	Net organic loan and lease growth of $155 million with 14% annualized quarter-over-quarter increase
●	Deposit growth, excluding brokered deposits, of $95 million or 7% annualized quarter-over-quarter
●	Net interest margin, fully tax equivalent basis (“FTE”) expanded to 3.48%, reflecting lower deposit and funding costs
●	Allowance for credit losses (“ACL”) model change resulting in ACL to total loans and leases increase of 3bps to 0.97%
~~●~~	Nashville expansion with Director of Private Banking and Wealth Management and additional commercial banker hires

Billy Carroll, President & CEO, stated: "As anticipated, 2026 began with strong momentum due to the robust business pipeline established prior to year end and the diligent work of our associates in securing new business. Quarterly net balance loan growth of $155 million while core deposits increased by $95 million, surpassing initial forecasts. Deposit growth was particularly notable, especially after accounting for a projected $68 million seasonal withdrawal from a significant client relationship. Operating earnings per share were solid at $0.81, supported by an expansion of over 10 basis points in net interest margin quarter-over-quarter and disciplined expense management. Additionally, we maintained our quarter-over-quarter earnings per share despite a higher provision associated with a change in our ACL model, which we expect to normalize next quarter. Overall, this represents an excellent start to the year, made possible by the dedicated efforts of our over 580 associates. Thank you all for your continued commitment and positivity!”

SmartFinancial's Chairman, Miller Welborn, concluded: “The Board is grateful to all our associates for delivering a strong start to 2026, which is a reflection of the team’s hard work and dedication. We appreciate the energy our teams are bringing, not only to our strategic initiatives, but also to the many operational and efficiency-enhancing projects underway. We truly value these contributions and are excited about the benefits these efforts will deliver for our Company and our stakeholders. Looking ahead, we remain confident in our strategic direction and focused on executing our priorities to build on this momentum through the remainder of 2026.”

Net Interest Income and Net Interest Margin

Net interest income was $45.9 million for the first quarter of 2026, compared to $45.1 million for the prior quarter.  Average earning assets totaled $5.39 billion, an increase of $47.1 million from the prior quarter. The balances of average earnings assets increased quarter-over-quarter, primarily from an increase in average loans and leases of $138.7 million and average securities of $5.7 million, offset by a decrease in average federal funds sold and other earning assets of $97.3 million.  Average interest-bearing liabilities increased by $66.9 million from the prior quarter, primarily attributable to an increase in average interest-bearing deposits of $66.8 million.

The tax equivalent net interest margin was 3.48% for the first quarter of 2026, up from 3.38% for the prior quarter. This increase is primarily related to declines in deposit costs, outpacing a modest decrease in asset yields. The yield on loans and leases, excluding loan fees, FTE was 5.93% for the first quarter of 2026, compared to 6.00% for the prior quarter.

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP Reconciliations.

The cost of total deposits for the first quarter of 2026 was 2.12%, compared to 2.26% in the prior quarter. The cost of interest-bearing liabilities was 2.72% for the first quarter of 2026, compared to 2.90% in the prior quarter. The cost of average interest-bearing deposits was 2.60% for the first quarter of 2026, compared to 2.79% for the prior quarter, a decrease of 19 basis points.

The following table presents selected interest rates and yields for the periods indicated:

	Three Months Ended
	Mar	Dec	Increase
Selected Interest Rates and Yields	2026	2025	(Decrease)
Yield on loans and leases, excluding loan fees, FTE	5.93%	6.00%	(0.07)%
Yield on loans and leases, FTE	6.02%	6.08%	(0.06)%
Yield on earning assets, FTE	5.62%	5.65%	(0.03)%
Cost of interest-bearing deposits	2.60%	2.79%	(0.19)%
Cost of total deposits	2.12%	2.26%	(0.14)%
Cost of interest-bearing liabilities	2.72%	2.90%	(0.18)%
Net interest margin, FTE	3.48%	3.38%	0.10%

Allowance for Credit Losses on Loans and Leases and Credit Quality

At March 31, 2026, the allowance for credit losses was $44.0 million. During the quarter, changes were made to SmartBank's ACL loss model, which included the adoption of a discounted cash flow methodology, refinements to key assumptions and qualitative factors, and improved use of macroeconomic drivers. As a result, the allowance for credit losses to total loans and leases rose to 0.97% as of March 31, 2026, up from 0.94% as of December 31, 2025.

The following table presents detailed information related to the provision for credit losses for the periods indicated (dollars in thousands):

	Three Months Ended
	Mar	Dec	Increase
Allowance for Credit Losses on Loans and Leases Rollforward	2026	2025	(Decrease)
Beginning balance	$40,906	$39,074	$1,832
Charge-offs	(229)	(1,993)	1,764
Recoveries	60	101	(41)
Net charge-offs	(169)	(1,892)	1,723
Provision for credit losses (1)	3,213	3,724	(511)
Ending balance	$43,950	$40,906	$3,044

Allowance for credit losses to total loans and leases	0.97%	0.94%	0.03%

(1)	The current quarter-ended and prior quarter-ended excludes an unfunded commitments provision of $926 thousand and $408 thousand, respectively. At March 31, 2026, and December 31, 2025, the unfunded commitment liability totaled $4.5 million and $3.6 million, respectively.

Nonperforming loans and leases as a percentage of total loans and leases was 0.27% as of March 31, 2026, and 0.22% as of December 31, 2025.  Total nonperforming assets (which include nonaccrual loans and leases, loans and leases past due 90 days or more and still accruing, other real estate owned and other repossessed assets) as a percentage of total assets was 0.25% as of March 31, 2026, and 0.22% as of December 31, 2025.

The following table presents detailed information related to credit quality for the periods indicated (dollars in thousands):

	Three Months Ended
	Mar	Dec	Increase
Credit Quality	2026	2025	(Decrease)
Nonaccrual loans and leases	$12,257	$9,442	$2,815
Loans and leases past due 90 days or more and still accruing	-	-	-
Total nonperforming loans and leases	12,257	9,442	2,815
Other real estate owned	-	-	-
Other repossessed assets	2,798	3,248	(450)
Total nonperforming assets	$15,055	$12,690	$2,365

Nonperforming loans and leases to total loans and leases	0.27%	0.22%	0.05%
Nonperforming assets to total assets	0.25%	0.22%	0.03%

Noninterest Income

Noninterest income decreased $278 thousand to $7.9 million for the first quarter of 2026, compared to $8.2 million for the prior quarter.  The first quarter decrease was primarily attributable to the reduction in capital markets’ income included in other noninterest income.

The following table presents detailed information related to noninterest income for the periods indicated (dollars in thousands):

	Three Months Ended
	Mar	Dec	Increase
Noninterest Income	2026	2025	(Decrease)
Service charges on deposit accounts	$1,853	$1,828	$25
Gain on sale of securities, net	1	-	1
Mortgage banking income	760	837	(77)
Investment services	1,796	1,683	113
Interchange and debit card transaction fees	1,418	1,375	43
Other	2,113	2,496	(383)
Total noninterest income	$7,941	$8,219	$(278)

Noninterest Expense

Noninterest expense increased $444 thousand to $32.9 million for the first quarter of 2026, compared to $32.5 million for the prior quarter. The first quarter’s increase was primarily attributable to an increase in salaries and employee benefits and other expenses, offset by a decrease in FDIC insurance expense.

The following table presents detailed information related to noninterest expense for the periods indicated (dollars in thousands):

	Three Months Ended
	Mar	Dec	Increase
Noninterest Expense	2026	2025	(Decrease)
Salaries and employee benefits	$20,414	$19,917	$497
Occupancy and equipment	3,344	3,388	(44)
FDIC insurance	750	1,025	(275)
Other real estate and loan related expenses	792	858	(66)
Advertising and marketing	387	393	(6)
Data processing and technology	2,436	2,413	23
Professional services	1,193	1,132	61
Amortization of intangibles	457	479	(22)
Restructuring expenses	-	16	(16)
Other	3,142	2,850	292
Total noninterest expense	$32,915	$32,471	$444

Income Tax Expense

Income tax expense was $3.1 million for the first quarter of 2026, an increase of $76 thousand, compared to $3.0 million for the prior quarter.

Balance Sheet Trends

Total assets at March 31, 2026, were $5.91 billion compared to $5.86 billion at December 31, 2025.  The $46.9 million increase is primarily attributable to increases in loans and leases of $154.8 million, securities of $11.0 million, premises and equipment of $5.0 million, and bank owned life insurance of $913 thousand, offset by a decrease in cash and cash equivalents of $118.3 million, loans held for sale of $3.6 million and an increase in provision of credit losses of $3.0 million.

Total liabilities were $5.35 billion at March 31, 2026, compared to $5.31 billion at December 31, 2025, an increase of $37.2 million.  Total deposits increased $43.4 million, which was driven primarily by increases in money market deposits of $182.3 million, other time deposits of $16.1 million, and interest-bearing demand deposits of $8.6 million, offset by a decline in noninterest demand deposits of $111.6 million and brokered deposits of $51.9 million. In addition, other liabilities decreased by $6.0 million.

Shareholders' equity at March 31, 2026, totaled $562.1 million, an increase of $9.7 million, from December 31, 2025. The increase in shareholders' equity was primarily driven by net income of $13.7 million for the three months ending March 31, 2026, offset by an increase of $3.0 million in accumulated other comprehensive loss and dividends paid of $1.4 million.  Tangible book value per common share1 was $27.33 at March 31, 2026, compared to $26.85 at December 31, 2025.  Tangible common equity1 as a percentage of tangible assets1 was 8.04% at March 31, 2026, compared with 7.93% at December 31, 2025.

The following table presents selected balance sheet information for the periods indicated (dollars in thousands):

	Mar	Dec	Increase
Selected Balance Sheet Information	2026	2025	(Decrease)
Total assets	$5,907,685	$5,860,810	$46,875
Total liabilities	5,345,524	5,308,318	37,206
Total equity	562,161	552,492	9,669
Securities	673,051	662,003	11,048
Loans and leases	4,518,391	4,363,582	154,809
Deposits	5,196,236	5,152,789	43,447

Conference Call Information

SmartFinancial issued this earnings release for the first quarter of 2026 on Monday, April 20, 2026, and will host a conference call on Monday, April 20, 2026, at 10:00 a.m. ET.  To access this interactive teleconference, dial (833) 470-1428 or (404) 975-4839 and enter the access code, 156265.  A replay of the conference call will be available through July 19, 2026, by dialing (866) 813-9403 or (929) 458-6194 and enter the access code, 215769.  Conference call materials will be published on the Company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile, at 9:00 a.m. ET prior to the conference call.

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP Reconciliations.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with branches across Tennessee, Alabama, and Florida and loan servicing centers in Tennessee and Georgia.  Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts

Billy Carroll	Nathan Strall
President & Chief Executive Officer	Vice President and Director of Strategy & Corporate Development
Email: billy.carroll@smartbank.com	Email: nathan.strall@smartbank.com
Phone: (865) 868-0613	Phone: (865) 868-2604

Non-GAAP Financial Measures

Statements included in this earnings release include measures not recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered Non-GAAP financial measures (“Non-GAAP”) and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures and ratios derived therefrom in its analysis of the Company's performance, including:

(1) Operating earnings	(10) Operating return on average assets
(2) Operating noninterest income	(11) Operating PPNR return on average assets
(3) Operating noninterest expense	(12) Operating return on average shareholders’ equity
(4) Operating pre-provision net revenue (“PPNR”) earnings	(13) Return on average tangible common equity
(5) Tangible common equity	(14) Operating return on average tangible common equity
(6) Average tangible common equity	(15) Operating noninterest income/average assets
(7) Tangible book value per common share	(16) Operating noninterest expense/average assets
(8) Tangible assets	(17) Tangible common equity to tangible assets
(9) Operating efficiency ratio

Operating earnings, operating PPNR earnings, operating noninterest income and operating noninterest expense exclude non-operating related income and expense items from net income, noninterest income and noninterest expense, respectively. Tangible common equity and average tangible common equity exclude goodwill and other intangible assets from shareholders' equity and average shareholders' equity, respectively. Tangible book value per common share is tangible common equity divided by common shares outstanding. Tangible assets excludes goodwill and other intangibles from total assets. Operating efficiency ratio is the quotient of operating noninterest expense divided by the sum of net interest income adjusted for taxable equivalent yields plus operating noninterest income.  A detailed reconciliation of these items and the ratios derived therefrom is available in the Non-GAAP reconciliations.

Management believes that Non-GAAP financial measures provide additional useful information that allows investors to evaluate the ongoing performance of the Company and provide meaningful comparisons to its peers. Management also believes these Non-GAAP financial measures enhance investors' ability to compare period-to-period financial results and allow investors and Company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.

Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These statements are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others,

(1)	risks associated with our growth strategy, including a failure to implement our growth plans or an inability to manage our growth effectively;
(2)	claims and litigation arising from our business activities and from the companies we acquire, which may relate to contractual issues, environmental laws, fiduciary responsibility, and other matters;
(3)	general risks related to our disposition, merger and acquisition activity, including risks associated with our pursuit of future acquisitions or sales;
(4)	changes in management’s plans for the future;
(5)	prevailing, or changes in, economic or political conditions (including those resulting from the current administration and Congress), particularly in our market areas, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing;
(6)	our ability to anticipate interest rate changes and manage interest rate risk (including the impact of higher interest rates on macroeconomic conditions, competition, and the cost of doing business and the impact of interest rate fluctuations on our financial projections, models and guidance);
(7)	tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services);
(8)	uncertain duration of trade conflicts and the magnitude of the impact that proposed tariffs may have on our customers’ businesses;
(9)	increased technology and cybersecurity risks, including generative artificial intelligence risks;
(10)	the impact of a failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber-attacks or an increase in the incidence or severity of fraud, illegal payments, security breaches or other illegal acts impacting us and our customers;
(11)	credit risk associated with our lending activities;
(12)	changes in loan demand, real estate values, or competition;
(13)	developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance;
(14)	changes in accounting principles, policies, or guidelines;
(15)	changes in applicable laws, rules, or regulations;
(16)	adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions;
(17)	potential impacts of any adverse developments in the banking industry, including the impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto;
(18)	significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities;
(19)	the effects of war or other conflicts;
(20)	the impact of government actions or inactions, including a prolonged shutdown of the federal government; and
(21)	other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements.  SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	Ending Balances
	Mar	Dec	Sep	Jun	Mar
	2026	2025	2025	2025	2025
Assets:
Cash and cash equivalents	$346,071	$464,417	$557,127	$365,096	$422,984
Securities available-for-sale, at fair value	552,083	539,882	511,095	502,150	499,445
Securities held-to-maturity, at amortized cost	120,968	122,121	123,364	124,520	125,576
Other investments	16,597	16,441	14,888	14,713	14,371
Loans held for sale	7,277	10,865	9,855	5,484	3,843
Loans and leases	4,518,391	4,363,582	4,222,369	4,124,062	3,992,207
Less: Allowance for credit losses	(43,950)	(40,906)	(39,074)	(39,776)	(38,175)
Loans and leases, net	4,474,441	4,322,676	4,183,295	4,084,286	3,954,032
Premises and equipment, net	93,360	88,387	89,250	90,204	90,708
Other real estate owned	—	—	—	144	144
Goodwill and other intangibles, net	94,871	95,328	95,807	103,588	104,154
Bank owned life insurance	120,438	119,525	118,610	117,697	116,805
Other assets	81,579	81,168	81,692	82,981	79,155
Total assets	$5,907,685	$5,860,810	$5,784,983	$5,490,863	$5,411,217
Liabilities:
Deposits:
Noninterest-bearing demand	$951,366	$1,062,918	$931,477	$906,965	$884,294
Interest-bearing demand	954,292	945,716	929,454	843,820	885,063
Money market and savings	2,455,945	2,273,612	2,218,313	2,124,623	2,131,828
Time deposits	834,633	870,543	971,653	996,712	907,474
Total deposits	5,196,236	5,152,789	5,050,897	4,872,120	4,808,659
Borrowings	3,178	3,009	1,301	6,966	7,610
Subordinated debt	98,733	98,662	138,604	39,726	39,705
Other liabilities	47,377	53,858	55,699	52,924	49,302
Total liabilities	5,345,524	5,308,318	5,246,501	4,971,736	4,905,276
Shareholders' Equity:
Common stock	17,098	17,029	17,028	17,018	17,018
Additional paid-in capital	296,284	295,950	295,742	295,209	294,736
Retained earnings	261,032	248,719	236,380	224,061	213,721
Accumulated other comprehensive loss	(12,366)	(9,319)	(10,781)	(17,274)	(19,647)
Total shareholders' equity attributable to SmartFinancial Inc. and Subsidiary	562,048	552,379	538,369	519,014	505,828
Non-controlling interest - preferred stock of subsidiary	113	113	113	113	113
Total shareholders' equity	562,161	552,492	538,482	519,127	505,941
Total liabilities & shareholders' equity	$5,907,685	$5,860,810	$5,784,983	$5,490,863	$5,411,217

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2026	2025	2025	2025	2025
Interest income:
Loans and leases, including fees	$65,638	$65,573	$64,282	$61,049	$57,762
Investment securities:
Taxable	5,492	5,662	4,876	4,848	4,775
Tax-exempt	555	536	441	395	354
Federal funds sold and other earning assets	2,585	3,854	4,919	3,161	3,485
Total interest income	74,270	75,625	74,518	69,453	66,376
Interest expense:
Deposits	26,529	28,646	30,464	28,301	27,335
Borrowings	1	1	14	70	70
Subordinated debt	1,864	1,884	1,610	739	733
Total interest expense	28,394	30,531	32,088	29,110	28,138
Net interest income	45,876	45,094	42,430	40,343	38,238
Provision for credit losses	4,139	4,132	227	2,411	979
Net interest income after provision for credit losses	41,737	40,962	42,203	37,932	37,259
Noninterest income:
Service charges on deposit accounts	1,853	1,828	1,831	1,766	1,736
Gain (loss) on sale of securities, net	1	—	(3,715)	(4)	—
Mortgage banking	760	837	709	633	493
Investment services	1,796	1,683	1,690	1,440	1,769
Insurance commissions	—	—	1,049	1,554	1,412
Interchange and debit card transaction fees	1,418	1,375	1,338	1,342	1,220
Gain on sale of SBK Insurance ("SBKI")	—	—	3,955	—	—
Other	2,113	2,496	1,780	2,167	1,967
Total noninterest income	7,941	8,219	8,637	8,898	8,597
Noninterest expense:
Salaries and employee benefits	20,414	19,917	19,544	19,602	19,234
Occupancy and equipment	3,344	3,388	3,468	3,432	3,397
FDIC insurance	750	1,025	1,025	992	960
Other real estate and loan related expense	792	858	969	757	658
Advertising and marketing	387	393	454	390	382
Data processing and technology	2,436	2,413	2,594	2,651	2,657
Professional services	1,193	1,132	1,123	1,153	1,368
Amortization of intangibles	457	479	536	566	569
Restructuring expenses	—	16	1,310	—	—
Other	3,142	2,850	2,846	3,026	3,071
Total noninterest expense	32,915	32,471	33,869	32,569	32,296
Income before income taxes	16,763	16,710	16,971	14,261	13,560
Income tax expense	3,083	3,007	3,285	2,556	2,306
Net income	$13,680	$13,703	$13,686	$11,705	$11,254
Earnings per common share:
Basic	$0.81	$0.82	$0.82	$0.70	$0.67
Diluted	$0.81	$0.81	$0.81	$0.69	$0.67
Weighted average common shares outstanding:
Basic	16,821,486	16,788,065	16,781,236	16,778,988	16,767,535
Diluted	16,935,530	16,922,482	16,908,920	16,878,736	16,872,097

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Three Months Ended
	March 31, 2026			December 31, 2025			March 31, 2025
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Loans and leases, including fees[1]	$4,434,181	$65,855	6.02%	$4,295,446	$65,807	6.08%	$3,941,295	$58,008	5.97%
Taxable securities	584,608	5,492	3.81%	580,256	5,662	3.87%	555,914	4,775	3.48%
Tax-exempt securities[2]	80,535	703	3.54%	79,149	678	3.40%	63,085	448	2.88%
Federal funds sold and other earning assets	286,539	2,585	3.66%	383,882	3,854	3.98%	306,966	3,485	4.60%
Total interest-earning assets	5,385,863	74,635	5.62%	5,338,733	76,001	5.65%	4,867,260	66,716	5.56%
Noninterest-earning assets	397,680			400,618			405,860
Total assets	$5,783,543			$5,739,351			$5,273,120

Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$955,450	3,931	1.67%	$902,505	3,817	1.68%	$846,823	3,743	1.79%
Money market and savings deposits	2,337,523	15,236	2.64%	2,254,175	16,017	2.82%	2,064,134	15,065	2.96%
Time deposits	841,515	7,362	3.55%	911,044	8,812	3.84%	880,933	8,527	3.93%
Total interest-bearing deposits	4,134,488	26,529	2.60%	4,067,724	28,646	2.79%	3,791,890	27,335	2.92%
Borrowings	3,549	1	0.11%	3,024	1	0.13%	8,220	70	3.45%
Subordinated debt	98,692	1,864	7.66%	99,062	1,884	7.55%	39,692	733	7.49%
Total interest-bearing liabilities	4,236,729	28,394	2.72%	4,169,810	30,531	2.90%	3,839,802	28,138	2.97%
Noninterest-bearing deposits	931,863			964,612			884,078
Other liabilities	54,603			58,440			51,260
Total liabilities	5,223,195			5,192,862			4,775,140
Shareholders' equity	560,348			546,489			497,980
Total liabilities and shareholders' equity	$5,783,543			$5,739,351			$5,273,120

Net interest income, taxable equivalent		$46,241			$45,470			$38,578
Interest rate spread			2.90%			2.74%			2.59%
Tax equivalent net interest margin			3.48%			3.38%			3.21%

Percentage of average interest-earning assets to average interest-bearing liabilities			127.12%			128.03%			126.76%
Percentage of average equity to average assets			9.69%			9.52%			9.44%

1 Yields computed on tax-exempt loans on a tax equivalent basis include $218 thousand, $235 thousand, and $246 thousand of taxable equivalent income for the quarters ended March 31, 2026, December 31, 2025, and March 31, 2025, respectively.

2 Yields computed on tax-exempt instruments on a tax equivalent basis include $148 thousand, $142 thousand, and $94 thousand of taxable equivalent income for the quarters ended March 31, 2026. December 31, 2025, and March 31 2025, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	As of and for The Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2026	2025	2025	2025	2025
Composition of Loans and Leases:
Commercial real estate:
Non-owner occupied	$1,263,455	$1,196,758	$1,136,080	$1,114,133	$1,117,392
Owner occupied	1,033,211	1,022,871	1,012,088	958,989	885,396
Commercial real estate, total	2,296,666	2,219,629	2,148,168	2,073,122	2,002,788
Consumer real estate	851,484	834,626	811,150	803,270	784,602
Construction & land development	478,301	419,176	390,691	391,155	357,393
Commercial & industrial	819,875	817,595	794,751	778,754	768,454
Leases	54,296	55,422	60,301	62,495	64,208
Consumer and other	17,769	17,134	17,308	15,266	14,762
Total loans and leases	$4,518,391	$4,363,582	$4,222,369	$4,124,062	$3,992,207

Asset Quality and Additional Loan Data:
Nonperforming loans and leases	$12,257	$9,442	$10,099	$7,921	$7,807
Other real estate owned	—	—	—	144	144
Other repossessed assets	2,798	3,248	2,444	2,397	2,414
Total nonperforming assets	$15,055	$12,690	$12,543	$10,462	$10,365
Modified loans and leases[1] not included in nonperforming loans and leases	$208	$219	$1,783	$1,660	$1,978
Net charge-offs to average loans and leases (annualized)	0.02%	0.18%	0.10%	0.01%	0.01%
Allowance for credit losses to total loans and leases	0.97%	0.94%	0.93%	0.96%	0.96%
Nonperforming loans and leases to total loans and leases	0.27%	0.22%	0.24%	0.19%	0.20%
Nonperforming assets to total assets	0.25%	0.22%	0.22%	0.19%	0.19%

Capital Ratios:
Equity to Assets	9.52%	9.43%	9.31%	9.45%	9.35%
Tangible common equity to tangible assets (Non-GAAP)[2]	8.04%	7.93%	7.78%	7.71%	7.57%

SmartFinancial, Inc.[3]
Tier 1 leverage	8.41%	8.30%	8.21%	8.25%	8.16%
Common equity Tier 1	9.77%	9.83%	9.85%	9.67%	9.79%
Tier 1 capital	9.77%	9.83%	9.85%	9.67%	9.79%
Total capital	12.68%	12.71%	13.31%	11.04%	11.18%

SmartBank[3]
Tier 1 leverage	9.88%	9.71%	9.59%	8.88%	8.76%
Common equity Tier 1	11.47%	11.51%	11.56%	10.41%	10.51%
Tier 1 capital	11.47%	11.51%	11.56%	10.41%	10.51%
Total capital	12.37%	12.32%	12.37%	11.25%	11.35%

1Borrowers that have experienced financial difficulty. Effective as of December 31, 2025, the Call Report instructions were changed for institutions to report loan modifications to borrowers experiencing financial difficulty for a 12-month period after the modification. This change is reflected in the December 31, 2025, information and going forward.

2Total common equity less intangibles divided by total assets less intangibles. See reconciliation of Non-GAAP measures.

3 Current period capital ratios are estimated as of the date of this earnings release.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	As of and for The
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2026	2025	2025	2025	2025
Selected Performance Ratios (Annualized):
Return on average assets	0.96%	0.95%	0.96%	0.88%	0.87%
Return on average shareholders' equity	9.90%	9.95%	10.33%	9.19%	9.17%
Return on average tangible common equity¹	11.93%	12.06%	12.79%	11.53%	11.60%
Noninterest income / average assets	0.56%	0.57%	0.61%	0.67%	0.66%
Noninterest expense / average assets	2.31%	2.24%	2.38%	2.44%	2.48%
Efficiency ratio	61.16%	60.91%	66.32%	66.14%	68.96%

Operating Selected Performance Ratios (Annualized):
Operating return on average assets[1]	0.96%	0.95%	1.02%	0.88%	0.87%
Operating PPNR return on average assets[1]	1.47%	1.44%	1.29%	1.25%	1.12%
Operating return on average shareholders' equity[1]	9.90%	9.96%	10.92%	9.19%	9.17%
Operating return on average tangible common equity[1]	11.93%	12.07%	13.53%	11.53%	11.60%
Operating efficiency ratio[1]	60.75%	60.45%	63.61%	65.66%	68.46%
Operating noninterest income / average assets[1]	0.56%	0.57%	0.59%	0.67%	0.66%
Operating noninterest expense / average assets[1]	2.31%	2.24%	2.29%	2.44%	2.48%

Selected Interest Rates and Yields:
Yield on loans and leases, excluding loan fees, FTE	5.93%	6.00%	6.05%	5.99%	5.88%
Yield on loans and leases, FTE	6.02%	6.08%	6.14%	6.07%	5.97%
Yield on earning assets, FTE	5.62%	5.65%	5.68%	5.65%	5.56%
Cost of interest-bearing deposits	2.60%	2.79%	2.98%	2.95%	2.92%
Cost of total deposits	2.12%	2.26%	2.44%	2.39%	2.37%
Cost of interest-bearing liabilities	2.72%	2.90%	3.07%	2.99%	2.97%
Net interest margin, FTE	3.48%	3.38%	3.25%	3.29%	3.21%

Per Common Share:
Net income, basic	$0.81	$0.82	$0.82	$0.70	$0.67
Net income, diluted	0.81	0.81	0.81	0.69	0.67
Operating earnings, basic¹	0.81	0.82	0.86	0.70	0.67
Operating earnings, diluted¹	0.81	0.81	0.86	0.69	0.67
Book value per common share	32.88	32.44	31.62	30.51	29.73
Tangible book value per common share¹	27.33	26.85	26.00	24.42	23.61
Common shares outstanding	17,098,473	17,029,317	17,028,001	17,017,547	17,017,547

¹Non-GAAP measure. See reconciliation of Non-GAAP measures.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2026	2025	2025	2025	2025
Operating Earnings:
Net income (GAAP)	$13,680	$13,703	$13,686	$11,705	$11,254
Noninterest income:
Securities (gains) losses, net	(1)	—	3,715	4	—
Gain on sale of SBKI	—	—	(3,955)	—	—
Noninterest expenses:
Restructuring expenses	—	16	1,310	—	—
Income taxes:
Income tax effect of adjustments	—	(4)	(276)	(1)	—
Operating earnings (Non-GAAP)	$13,679	$13,715	$14,480	$11,708	$11,254
Operating earnings per common share (Non-GAAP):
Basic	$0.81	$0.82	$0.86	$0.70	$0.67
Diluted	0.81	0.81	0.86	0.69	0.67

Operating Noninterest Income:
Noninterest income (GAAP)	$7,941	$8,219	$8,637	$8,898	$8,597
Securities (gains) losses, net	(1)	—	3,715	4	—
Gain on sale of SBKI	—	—	(3,955)	—	—
Operating noninterest income (Non-GAAP)	$7,940	$8,219	$8,397	$8,902	$8,597
Operating noninterest income (Non-GAAP)/average assets[1]	0.56%	0.57%	0.59%	0.67%	0.66%

Operating Noninterest Expense:
Noninterest expense (GAAP)	$32,915	$32,471	$33,869	$32,569	$32,296
Restructuring expenses	—	(16)	(1,310)	—	—
Operating noninterest expense (Non-GAAP)	$32,915	$32,455	$32,559	$32,569	$32,296
Operating noninterest expense (Non-GAAP)/average assets[2]	2.31%	2.24%	2.29%	2.44%	2.48%

Operating Pre-provision Net revenue ("PPNR") Earnings:
Net interest income (GAAP)	$45,876	$45,094	$42,430	$40,343	$38,238
Operating noninterest income (Non-GAAP)	7,940	8,219	8,397	8,902	8,597
Operating noninterest expense (Non-GAAP)	(32,915)	(32,455)	(32,559)	(32,569)	(32,296)
Operating PPNR earnings (Non-GAAP)	$20,901	$20,858	$18,268	$16,676	$14,539

Non-GAAP Return Ratios:
Operating return on average assets (Non-GAAP)[3]	0.96%	0.95%	1.02%	0.88%	0.87%
Operating PPNR return on average assets (Non-GAAP)[4]	1.47%	1.44%	1.29%	1.25%	1.12%
Return on average tangible common equity (Non-GAAP)[5]	11.93%	12.06%	12.79%	11.53%	11.60%
Operating return on average shareholders' equity (Non-GAAP)[6]	9.90%	9.96%	10.92%	9.19%	9.17%
Operating return on average tangible common equity (Non-GAAP)[7]	11.93%	12.07%	13.53%	11.53%	11.60%

Operating Efficiency Ratio:
Efficiency ratio (GAAP)	61.16%	60.91%	66.32%	66.14%	68.96%
Adjustment for taxable equivalent yields	(0.41)%	(0.43)%	(0.47)%	(0.47)%	(0.50)%
Adjustment for securities gains (losses)	—%	—%	(4.50)%	(0.01)%	—%
Adjustment for sale of SBKI	—%	—%	5.57%	—%	—%
Adjustment for restructuring cost	—%	(0.02)%	(3.31)%	—%	—%
Operating efficiency ratio (Non-GAAP)	60.75%	60.45%	63.61%	65.66%	68.46%

1Operating noninterest income (Non-GAAP) is annualized and divided by average assets.

2Operating noninterest expense (Non-GAAP) is annualized and divided by average assets.

3Operating return on average assets (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average assets.

4Operating PPNR return on average assets (Non-GAAP) is the annualized operating PPNR earnings (Non-GAAP) divided by average assets.

5Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).

6Operating return on average shareholders’ equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average equity.

7Operating return on average tangible common equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2026	2025	2025	2025	2025
Tangible Common Equity:
Shareholders' equity (GAAP)	$562,161	$552,492	$538,482	$519,127	$505,941
Less goodwill and other intangible assets	94,871	95,328	95,807	103,588	104,154
Tangible common equity (Non-GAAP)	$467,290	$457,164	$442,675	$415,539	$401,787

Average Tangible Common Equity:
Average shareholders' equity (GAAP)	$560,348	$546,489	$525,829	$511,067	$497,980
Less average goodwill and other intangible assets	95,145	95,619	101,326	103,936	104,504
Average tangible common equity (Non-GAAP)	$465,203	$450,870	$424,503	$407,131	$393,476

Tangible Book Value per Common Share:
Book value per common share (GAAP)	$32.88	$32.44	$31.62	$30.51	$29.73
Adjustment due to goodwill and other intangible assets	(5.55)	(5.59)	(5.63)	(6.09)	(6.12)
Tangible book value per common share (Non-GAAP)[1]	$27.33	$26.85	$26.00	$24.42	$23.61

Tangible Common Equity to Tangible Assets:
Total Assets (GAAP)	$5,907,685	$5,860,810	$5,784,983	$5,490,863	$5,411,217
Less goodwill and other intangibles	94,871	95,328	95,807	103,588	104,154
Tangible Assets (Non-GAAP)	$5,812,814	$5,765,482	$5,689,176	$5,387,275	$5,307,063
Tangible common equity to tangible assets (Non-GAAP)	8.04%	7.93%	7.78%	7.71%	7.57%

1Tangible book value per share (Non-GAAP) is computed by dividing total shareholders’ equity, less goodwill and other intangible assets, by common shares outstanding.